Exhibit 99.1

CallWave to Report First Fiscal Quarter Financial Results on November 1, 2004

SANTA BARBARA, Calif.,– October 19, 2004 – CallWave, Inc. (NASDAQ: CALL) today announced that it will release financial results for the first quarter ended September 30, 2004 immediately following the close of the market on Monday, November 1, 2004. The company will host a corresponding conference call and live Webcast at 5:00 p.m. Eastern Time (ET).

A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.callwave.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on November 1, 2004, through November 15, 2004, by dialing (800) 405-2236 and entering the passcode 11012359.

About CallWave

CallWave provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. The company’s proprietary VoIP software allows subscribers who have missed a call on their home or office phone to screen the caller’s voice message in real-time on any mobile phone or a personal computer connected to the Internet worldwide. If it’s an important call, CallWave subscribers can pick up the call anywhere and talk live with the caller. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

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Investor Relations Contacts:	Press Contact:

Erica Abrams or Christy Swildens	Jessie Brumfiel
The Blueshirt Group	NeoTerra Group
415-217-7722	805-686-8407
erica@blueshirtgroup.com	jbrumfiel@neoterragroup.com
christy@blueshirtgroup.com